   As filed with the Securities and Exchange Commission on September 1, 2000

                                                            Registration No. ___

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CONVERGENT GROUP CORPORATION
               (Exact name of issuer as specified in its charter)

                    DELAWARE                                                84-1264004
(State or other Jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                  organization)

     6399 South Fiddler's Green Circle, Suite 600, Englewood, Colorado 80111
              (Address of Principal Executive Offices and Zip Code)

               CONVERGENT GROUP CORPORATION 1999 STOCK OPTION PLAN
                              (Full title of plan)

                            Glenn E. Montgomery, Jr.
                      Chairman and Chief Executive Officer
                          Convergent Group Corporation
                  6399 South Fiddler's Green Circle, Suite 600
                            Englewood, Colorado 80111
                     (Name and address of agent for service)

                                 (303) 741-8400
          (Telephone number, including area code, of agent for service)

                           Copy to: Holland & Hart LLP
                          Attn: Kevin S. Crandell, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                 Proposed                Proposed
Title of Securities to    Amount to be           maximum offering        maximum aggregate        Amount of
be registered             registered (1)         price per share(2)      offering price (2)       registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock                5,300,558                 $4.875                $25,840,220              $6,822
($.001 par value)
----------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of the Registrant to be issued pursuant to the Registrant's 1999 Stock Option Plan. This Registration Statement also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq Stock Market on August 30, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Convergent Group Corporation 1999 Stock Option Plan, as amended (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and
(ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference in this registration statement:

         (1) The Registrant's prospectus that was a part of the Registrant's Registration Statement on Form S-1 (File No. 333-30586), which prospectus was filed on February 17, 2000, as amended through July 31, 2000.

         (2) All other reports, if any, filed by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act since July 31, 2000.

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-30586), as amended.

         All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and specific other persons in terms sufficiently broad to permit indemnification under particular circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         The Registrant's restated certificate of incorporation and amended by-laws provide that, to the fullest extent permitted by the laws of the state of Delaware, no director will be personally liable to the

Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Furthermore, the Registrant's restated certificate of incorporation provides that, except as prohibited by law, each of the Registrant's directors and officers is entitled to be indemnified by the Registrant against all expenses and liability incurred in connection with any legal proceeding brought against him or her by virtue of his or her position as a director or officer. This right to indemnification may extend to a person serving as an employee or other representative of the Registrant or a subsidiary of the Registrant. A person entitled to indemnification is entitled to have the Registrant advance to him or her the expenses of a legal proceeding brought against him or her.

         These provisions of the restated certificate of incorporation and the amended by-laws do not eliminate the fiduciary duties of the directors and officers of the Registrant, and in appropriate circumstances, equitable remedies such as injunctive or other forms of relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, and for dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Delaware General Corporation Law also allows the Registrant to purchase insurance covering the Registrant's directors and officers against liability asserted against them in their capacity as directors and officers.

Item 7.  Exemption from Registration Claimed.

         The Shares issued pursuant to the Company's 1999 Stock Option Plan were sales made in reliance on the exemption from registration requirements pursuant to Rule 701 under the Securities Act as pursuant to a written compensatory benefit plan.

Item 8.  Exhibits.

Exhibit No.                Description.
-----------                ------------
4.1                        Amended & Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-30586)).

4.2                        Amended Bylaws, as amended (incorporated by reference to Exhibit 3.4 to
                           Form S-1 (File No. 333-30586)).

4.3                        Convergent Group Corporation 1999 Stock Option Plan, as amended.
                           (incorporated by reference to Exhibit 10.3 to Form S-1 (File No. 333-30586)).

5.1                        Legality Opinion of Holland & Hart, LLP

23.1                       Consent of Grant Thornton, LLP.

24.1                       Power of Attorney (included on signature page).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 31, 2000.

                                          CONVERGENT GROUP CORPORATION

                                          By: /s/ Bryan R. Mileger
                                             -----------------------------------
                                          Title: Chief Financial Officer



                                POWER OF ATTORNEY

         We, the undersigned directors and/or officers of Convergent Group Corporation (the "Registrant"), hereby severally constitute and appoint Glenn E. Montgomery, Jr., Scott M. Schley and Bryan R. Mileger, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                                  DATE
       /s/ Glenn E. Montgomery, Jr.               Chairman of the Board and Chief        August 31, 2000
--------------------------------------------      Executive Officer (Principal
         Glenn E. Montgomery, Jr.                 Executive Officer)

          /s/ Bryan R. Mileger                    Chief Financial Officer (Principal     August 31, 2000
--------------------------------------------      Financial Officer and Principal
            Bryan R. Mileger                      Accounting Officer)

          /s/  SCOTT M. SCHLEY                    Executive Vice President of Finance,   August 31, 2000
--------------------------------------------      Treasurer and Director
            Scott M. Schley

           /s/  ROBERT SHARPE                     Director                               August 31, 2000
--------------------------------------------
             Robert Sharpe

           /s/  JOHN W. BLEND                     Director                               August 31, 2000
--------------------------------------------
             John W. Blend

          /s/  JERRY MURDOCK                      Director                               August 31, 2000
--------------------------------------------
             Jerry Murdock

                                 EXHIBITS INDEX

Exhibit No.                Description.
-----------                ------------
4.1                        Amended & Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-30586)).

4.2                        Amended Bylaws, as amended (incorporated by reference to Exhibit 3.4 to
                           Form S-1 (File No. 333-30586)).

4.3                        Convergent Group Corporation 1999 Stock Option Plan, as amended.
                           (incorporated by reference to Exhibit 10.3 to Form S-1 (File No. 333-30586)).

5.1                        Legality Opinion of Holland & Hart, LLP

23.1                       Consent of Grant Thornton, LLP.

24.1                       Power of Attorney (included on signature page).